UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 31, 2022
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	0-53713 (Commission File Number)	27-0383995 (I.R.S. Employer Identification No.)
215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496
(Address of principal executive offices, including zip code)
(866) 410-8780
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement
Otter Tail Corporation Amended and Restated Credit Agreement
On October 31, 2022, Otter Tail Corporation (the “Company”) entered into a Fifth Amended and Restated Credit Agreement (the “Otter Tail Credit Agreement”) with certain banks as named therein, and led by U.S. Bank National Association (“U.S. Bank”), as administrative agent. The agreement provides for an unsecured revolving credit facility with a $170 million line of credit the Company can draw on to refinance certain indebtedness, fund capital expenditures and support the operations of the Company and its subsidiaries, including letters of credit in an aggregate amount not to exceed $40 million outstanding at any time. The line of credit may be increased to $290 million on the terms and subject to the conditions described in the agreement. The agreement expires on October 29, 2027. The terms of the credit facility dictate a variable rate of interest to be charged on outstanding balances and impose a commitment fee based on the average unused amount available to be drawn under the facility. The variable rate of interest to be charged is based on a benchmark interest rate as selected by the borrower at the time of an advance, plus an applicable credit spread as defined in the agreement, which varies depending on the benchmark interest rate selected, and is subject to adjustment based on the credit ratings of the borrower.
The Otter Tail Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K, contains a number of restrictions on the businesses of the Company and its “Material Subsidiaries” (as defined in the Otter Tail Credit Agreement and specifically excluding Otter Tail Power Company), including restrictions on their ability to merge, sell assets, make investments, create or incur liens on assets, guarantee the obligations of any other party and engage in transactions with related parties. The agreement includes a financial covenant which requires the ratio of the Company’s “Interest-bearing Debt” to “Total Capitalization” to be equal to or less than 0.60 to 1.00 as of the last day of each fiscal quarter. The agreement also contains certain affirmative covenants and defined events of default. The Company’s obligations under the agreement are guaranteed by each of its Material Subsidiaries. The Otter Tail Credit Agreement amends and restates the Fourth Amended and Restated Credit Agreement, as amended (the “Prior Otter Tail Credit Agreement”), dated as of September 30, 2021, which was set to expire on September 30, 2026, and the description of the terms of the Otter Tail Credit Agreement in this Item 1.01 is qualified in its entirety by reference to the full text of the Otter Tail Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference.
Otter Tail Power Company Amended and Restated Credit Agreement
On October 31, 2022, Otter Tail Power Company (“OTP”), a wholly owned subsidiary of the Company, entered into a Fourth Amended and Restated Credit Agreement (the “OTP Credit Agreement”) with a group of banks as named therein, and led by U.S. Bank, as administrative agent. The agreement provides for an unsecured revolving credit facility with a $170 million line of credit OTP can draw on to refinance certain indebtedness, fund capital expenditures, and support their operations, including letters of credit in an aggregate amount not to exceed $50 million outstanding at any time. The line of credit may be increased to $250 million on the terms and subject to the conditions described in the agreement. The agreement expires on October 29, 2027. The terms of the credit facility dictate a variable rate of interest to be charged on outstanding balances, and impose a commitment fee based on the average unused amount available to be drawn under the facility. The variable rate of interest to be charged is based on a benchmark interest rate as selected by the borrower at the time of an advance, plus an applicable credit spread as defined in the agreement, which varies depending on the benchmark interest rate selected and is subject to adjustment based on the credit ratings of the borrower.
The OTP Credit Agreement, which is filed as Exhibit 10.2 to this Form 8-K, contains a number of restrictions on OTP, among other covenants, including restrictions on its ability to merge, sell assets, make investments, create or incur liens on assets, guarantee the obligations of any other party and engage in transactions with related parties. The agreement includes a financial covenant which requires the ratio of OTP’s “Interest-bearing Debt” to “Total Capitalization” to be equal to or less than 0.60 to 1.00 as of the last day of each fiscal quarter. The agreement also contains certain affirmative covenants and defined events of default. The OTP Credit Agreement amends and restates the Third Amended and Restated Credit Agreement, as amended (the “Prior OTP Credit Agreement”), dated as of September 30, 2021, which was set to expire on September 30, 2026, and the description of the terms of the OTP Credit Agreement in this Item 1.01 is qualified in its entirety by reference to the full text of the OTP Credit Agreement, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.
All capitalized terms in this Item 1.01 have the meanings assigned to them in the respective credit agreements.
Certain Relationships
Certain of the banks party to one or both of the Otter Tail Credit Agreement and the OTP Credit Agreement, or their respective affiliates, are also a party to currently outstanding long term debt agreements of OTP, for which such banks or their respective affiliates may receive interest or fees in accordance with the terms of such instruments.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 above is incorporated herein by reference.
As of October 31, 2022, no amounts were outstanding under the Otter Tail Credit Agreement, nor was there any amount outstanding under the Prior Otter Tail Credit Agreement immediately prior to the effectiveness of the Otter Tail Credit Agreement. As of October 31, 2022, no amounts were outstanding under the OTP Credit Agreement, nor was there any amount outstanding under the Prior OTP Credit Agreement immediately prior to the effectiveness of the OTP Credit Agreement, except for $9.6 million of outstanding letters of credit.

Item 2.02    Results of Operations and Financial Condition
On October 31, 2022 Otter Tail Corporation issued a press release announcing its consolidated financial results for the third quarter of 2022. A copy of the press release is furnished herewith as Exhibit 99.1.
The information in this Item 2.02 (including Exhibit 99.1 attached hereto) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

10.1
Fifth Amended And Restated Credit Agreement, dated as of October 31, 2022, by and between Otter Tail Corporation, as Borrower, and the banks named therein, with U.S. Bank National Association, as Administrative Agent

10.2
Fourth Amended And Restated Credit Agreement, dated as of October 31, 2022, by and between Otter Tail Power Company, as Borrower, and the banks named therein, with U.S. Bank National Association, as Administrative Agent

	99.1	Press Release issued October 31, 2022.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: November 1, 2022	By:	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer